Exhibit 99.1

Excerpt from Preliminary Offering Memorandum dated June 23, 2014

From fiscal year 2012 to the twelve months ended April 30, 2014, our total revenues increased from $792 million to $1,278 million. Over the same period, Adjusted EBITDA has increased from $52 million to $195 million with Adjusted EBITDA margins improving by approximately 870 basis points. For the twelve months ended April 30, 2014, the retail segment contributed 83% of total revenues and 84% of total operating income. With average sales of $14.1 million per location for the twelve months ended April 30, 2014, our stores generated attractive unit economics and all of our stores open for greater than one month generated positive operating income on a four-wall basis and after the allocation of overhead costs during this period. The credit segment contributed 17% of total revenue and 16% of total operating income for the twelve months ended April 30, 2014.

The following table provides a summary of the historical consolidated financial and operating data for Conn’s and its subsidiaries for the periods and at the dates indicated. The summary financial information presented below as of and for the years ended January 31, 2014, 2013 and 2012 has been derived from our audited consolidated financial statements included in our Form 10-Ks previously filed. The summary financial information presented below as of and for the three months ended April 30, 2014 and 2013 has been derived from our unaudited interim consolidated financial statements included in our Form 10-Qs previously filed. Our results of operations for the twelve months ended April 30, 2014 have been derived by summing our historical results for the year ended January 31, 2014 and our historical results for the three months ended April 30, 2014, then subtracting our historical results for the three months ended April 30, 2013 with no other adjustments. Our results of operations for the three months ended April 30, 2014 are not necessarily indicative of the results that may be expected for the full year.

	Twelve months ended April 30, 2014	Three months ended April 30,		Year ended January 31,
		2014	2013	2014	2013	2012
	(dollars in thousands)
Consolidated statement of earnings:
Statement Operations:
Revenues:
Product sales	$967,277	$254,220	$190,860	$903,917	$649,516	$596,360
Repair service agreement commissions(1)	79,936	20,254	15,989	75,671	51,648	42,078
Service revenues(2)	12,808	3,155	2,599	12,252	13,103	15,246

Total net sales	1,060,021	277,629	209,448	991,840	714,267	653,684
Finance charges and other(3)	218,133	57,819	41,615	201,929	150,765	138,618

Total revenues	1,278,154	335,448	251,063	1,193,769	865,032	792,302
Costs and expenses:
Cost of goods sold, including warehousing and occupancy costs	626,046	160,782	123,457	588,721	454,682	455,493
Cost of parts sold, including warehousing and occupancy costs	5,340	1,419	1,406	5,327	5,965	6,527
Selling, general and administrative expense	366,477	100,204	73,255	339,528	253,189	237,098
Provision for bad debts	104,545	22,258	13,937	96,224	47,659	53,555
Charges and credits(4)	3,871	1,754	—	2,117	3,025	9,928

Total costs and expenses	1,106,279	286,417	212,055	1,031,917	764,520	762,601

	Twelve months ended April 30, 2014	Three months ended April 30,		Year ended January 31,
		2014	2013	2014	2013	2012
	(dollars in thousands)
Operating income	171,875	49,031	39,008	161,852	100,512	29,701
Interest expense, net	16,176	4,724	3,871	15,323	17,047	22,457
Loss from early extinguishment of debt(5)	—	—	—	—	897	11,056
Other (income) expense	16	—	(6)	10	(153)	70

Income (loss) before income taxes	155,683	44,307	35,143	146,519	82,721	(3,882)
Provision (benefit) for income taxes	55,941	15,838	12,967	53,070	30,109	(159)

Net income (loss)	$99,742	$28,469	$22,176	$93,449	$52,612	$(3,723)

Earnings (loss) per common share:
Basic	$2.77	$0.79	$0.63	$2.61	$1.60	$(0.12)
Diluted	$2.70	$0.77	$0.61	$2.54	$1.56	$(0.12)
Average common shares outstanding:
Basic	35,980	36,134	35,313	35,779	32,862	31,860
Diluted	36,940	36,925	36,452	36,861	33,768	31,860
Operating and Other Financial Data:
Stores open at end of period	79	79	70	79	68	65
Same stores sales growth(6)	26.2%	15.6%	16.5%	26.5%	14.3%	2.8%
Retail gross margin(7)	40.2%	41.4%	40.3%	39.9%	35.2%	28.7%
Gross margin(8)	50.6%	51.6%	50.3%	50.2%	46.7%	41.7%
Operating margin(9)	13.4%	14.6%	15.5%	13.6%	11.6%	3.7%
Return on average equity(10)	17.6%	18.8%	18.1%	17.6%	12.7%	(1.1%)
Capital expenditures, net(11)	$59,129	$14,268	$7,222	$52,083	$9,471	$4,386
Rent expense(12)	33,279	9,458	6,584	30,405	21,537	22,132
Percent of retail sales financed in-house, including down payment	77.9%	77.5%	74.0%	77.3%	70.9%	60.4%
Provision for bad debts as a percentage of average outstanding balance(13)	11.0%	8.2%	7.3%	11.0%	7.0%	8.5%
Net charge-offs as a percent of average outstanding balance(14)	8.4%	7.8%	6.1%	8.0%	8.0%	7.5%
Weighted average monthly payment rate(15)	5.2%	5.8%	6.2%	5.3%	5.4%	5.6%
Adjusted EBITDA(16)	$194,930	$56,237	$42,459	$181,152	$116,090	$51,649
Total debt (period end)	517,705	517,705	293,995	536,051	295,057	321,704
Ratio of total debt to adjusted EBITDA	2.7			3.0	2.5	6.2

(1)	Includes commissions from sales of third-party repair service agreements and replacement product programs, and income from company-obligor repair service agreements.
(2)	Includes revenues derived from parts sales and labor sales on products serviced for customers, both covered under manufacturer’s warranty and outside manufacturer’s warranty coverage.

(3)	Includes primarily interest income and fees earned on credit accounts and commissions earned from the sale of third-party credit insurance products.
(4)	Includes the following charges and credits:

	Twelve months ended April 30, 2013	Three months ended April 30,		Year ended January 31,
		2014	2013	2014	2013	2012
		(in thousands)
Store and facility closure and relocation costs	$3,871	$1,754	$—	$2,117	$869	$7,096
Impairment of long-lived assets	—	—	—	—	—	2,019
Costs related to office relocation	—	—	—	—	1,202	—
Employee severance	—	—	—	—	628	813
Vehicle lease terminations	—	—	—	—	326	—

	$3,871	$1,754	$—	$2,117	$3,025	$9,928

(5)	Includes the write-off of unamortized financing fees associated primarily with amendment and restatement of the asset-based loan facility in fiscal 2013 and the termination of the securitization program in fiscal 2012.
(6)	Same store sales is calculated by comparing the reported sales for all stores that were open during the entirety of a period and the entirety of the same period during the prior fiscal year. Sales from closed stores, if any, are removed from each period. Sales from relocated stores have been included in each period because each such store was relocated within the same general geographic market. Sales from expanded stores have been included in each period.
(7)	Retail gross margin percentage is defined as the sum of product sales and repair service agreement commissions less cost of goods sold, divided by the sum of product sales and repair service agreement commissions.
(8)	Gross margin percentage is defined as total revenues less cost of goods and parts sold, including warehousing and occupancy cost, divided by total revenues.
(9)	Operating margin is defined as operating income divided by total revenues.
(10)	Return on average equity is calculated as current period net income (loss) divided by the average of the beginning and ending equity.
(11)	Represents the amount of property and equipment purchased net of proceeds from the sales of any property and equipment.
(12)	Rent expense includes rent expense incurred on our properties, equipment and vehicles, and is net of any rental income received.
(13)	Amount does not include retail segment provision for bad debts.
(14)	Represents net charge-offs for the fiscal year divided by the average balance of the credit portfolio for the fiscal year.
(15)	Represents the weighted average of monthly gross cash collections received on the credit portfolio as a percentage of the average monthly beginning portfolio balance for each period.
(16)	Adjusted EBITDA is not a financial measure presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. We define adjusted EBITDA as income (loss) before income taxes, plus interest expense, depreciation and amortization, stock compensation, charges and credits and loss from early extinguishment of debt, less amortization included in interest expense.

Income (loss) before income taxes is the GAAP financial measure most directly comparable to adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, this non-GAAP financial measure has limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Some of these limitations include:

•	certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;

•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	our computations of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We compensate for the limitations of adjusted EBITDA as an analytical tool by reviewing the comparable GAAP financial measure, understanding the differences between the financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The following table provides a reconciliation of adjusted EBITDA to income (loss) before income taxes for the periods specified below.

	Twelve months ended April 30,	Three months ended April 30,		Year ended January 31,
	2014	2014	2013	2014	2013	2012
	(dollars in thousands)
Income (loss) before income taxes	$155,683	$44,307	$35,143	$146,519	$82,721	$(3,882)
Plus:
Interest expense	16,176	4,724	3,871	15,323	17,047	22,457
Depreciation and amortization	17,890	5,037	3,964	16,817	13,891	12,869
Amortization included in interest expense	(2,888)	(675)	(1,360)	(3,573)	(4,436)	(3,133)
Stock compensation	4,198	1,090	841	3,949	2,945	2,354
Charges and credits(a)	3,871	1,754	—	2,117	3,025	9,928
Loss from early extinguishment of debt	—	—	—	—	897	11,056

Adjusted EBITDA	$194,930	$56,237	$42,459	$181,152	$116,090	$51,649

(a)	See footnote (4) above

4